Ex. 10.2

April 1, 2022

Thomas Burns

VIA EMAIL/DOCUSIGN

Dear Thomas:

As you know, you are employed by XOMA Corporation (the “Company”) pursuant to the terms of an Officer Employment Agreement (the “Agreement”) dated August 7, 2017.  You and the Company are hereby agreeing to amend the Agreement to include the retention benefit set forth below.

In order to be eligible for the retention benefit, you must remain employed by the Company for a twelve (12)-month period following the first day of employment of the Company’s new Chief Executive Officer.  (The final day of this twelve (12)-month period shall be the “Eligibility Date”).  If you remain continuously employed by the Company through the Eligibility Date, then you will be deemed Retirement eligible for purposes of your equity awards under the terms of your equity award agreements.  Conditioned on your execution of a release in favor of the Company, as outlined in your Agreement, you will also receive this benefit if your employment is terminated by the Company without Cause (as defined in the Agreement), or you resign for Good Reason (as defined in the Agreement), before the Eligibility Date.   You will not be eligible for this benefit if your employment is terminated by the Company for Cause (as defined in the Agreement), or you resign without Good Reason (as defined in the Agreement), before the Eligibility Date.

Other than set forth herein, the terms of the Agreement shall remain in full force and effect.

This amendment forms the complete and exclusive agreement between you and the Company with respect to this subject matter.  It supersedes any other agreements or promises made to you by anyone, whether oral or written, with respect to such subject matter. Changes to the terms of this amendment require a written modification signed by an officer of the Company.  This amendment may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

Please sign and date this letter and return it to me.

Sincerely,

Jim Neal

On behalf of the Board of Directors

Understood and Accepted:

/s/ THOMAS BURNSDate: April 1, 2022

Thomas Burns